Exhibit 99.2




Dear Shareholder:

As most of you know, in late March, Andrew & Williamson Sales, Co. (A&W), a recently acquired subsidiary of Epitope, Inc., initiated a voluntary recall of frozen strawberries following an outbreak of Hepatitis A in several schools in Michigan. Through epidemiologic studies, the Centers for Disease Control and Prevention (CDC) associated A&W's strawberries with the outbreak. To date, health officials have reported 199 confirmed cases of Hepatitis A.

We take this opportunity to update you on this important matter and to discuss the challenges it has presented to our company. Our first concern is to protect the public health, and we are working closely with various governmental agencies to ensure that prompt and appropriate action has been and continues to be taken toward that end.

As you would expect, we have fielded numerous questions about the recall. We would like to share with you our answers to the ones most frequently asked. They are attached for your information.

Our primary concern is an immediate one, to do everything we can to cooperate with the FDA and other agencies in protecting the public. These have been difficult days for Epitope, but we believe the course we have set and the actions taken have benefited both consumers and the long term health of the company.

Finally, we wish to thank you for your encouragement and support. Please continue to contact us with your questions. We will keep you advised about our progress in facing this challenge.

Sincerely,


Adolph J. Ferro, Ph.D.                                Roger L. Pringle
President and Chief Executive Officer                 Chairman

April 1997



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Q1:   WHAT IS HEPATITIS A?

            A: Hepatitis A is a virus which can cause flu-like symptoms. While unpleasant, the virus is rarely life-threatening and does not typically produce permanent damage. Additional information is
            available    from   the    Centers    for    Disease    Control   at
            http://www.cdc.gov.

Q2: HOW MANY PEOPLE HAVE BEEN AFFECTED BY THIS OUTBREAK?

            A: To date, health officials have notified us of 199 confirmed cases, all in Michigan.

Q3:   COULD THERE BE MORE CASES?

            A: The average incubation period from time of contact with Hepatitis A contaminated food is 28 days. It is possible additional cases will be confirmed, although so far, none have been reported beyond those in Michigan.

Q4: WHAT IS THE SOURCE OF THE VIRUS ASSOCIATED WITH THIS OUTBREAK?

            A: Based on epidemiologic evidence, the CDC believes that certain A&W frozen strawberries were associated with the outbreak. The berries were processed by A&W on three days in 1996: April 19, May 7 and May 8. Introduction of the virus could have occurred during harvesting, processing or inspection.

            Available scientific methods do not permit reliable direct detection of Hepatitis A in strawberries. Therefore, it is unlikely that the point at which the contamination occurred will ever be known, or that the suspected contamination will be confirmed.

Q5:   WHAT IS THE EXTENT AND NATURE OF THE PRODUCT RECALL?

            A: In cooperation with FDA and other governmental agencies, A&W is recalling all frozen strawberries potentially associated with the outbreak.

            By FDA definition, this is a Class II recall. A recall is "Class II" when the product in question "may cause temporary or medically reversible adverse health consequences" or when "the probability of serious adverse health consequences is remote." By comparison, a Class I recall would involve a life-threatening contamination.

Q6:   WHERE WERE THE STRAWBERRIES GROWN AND PROCESSED?

            A: The recalled strawberries were grown in Mexico and processed in A&W's facilities in San Diego, CA.


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Q7:   WHAT IS THE IMPACT OF THIS ON AGRITOPE AND  EPITOPE,  AND WHAT ACTIONS ARE
      WE TAKING ON BEHALF OF OUR COMPANIES?

            A:    Several important points here...

                  1. BACKGROUND: Epitope acquired A&W on December 12, 1996. Prior to the acquisition, A&W contracted to supply U.S. grown strawberries for use in the USDA school lunch program.

                        On November 27, 1996, A&W's former CEO falsely certified to the USDA that the berries were grown in the United States. In fact, the berries were grown in Mexico.
                        Epitope  did not know of these  facts  when it  acquired
                        A&W. At the time of the acquisition, Epitope received contractual assurances from the sellers, including the former CEO, that A&W was in compliance with all applicable laws and regulations and was not in default under its agreements.

                        Upon  learning  of  the  false  certification,   Epitope
                        immediately contacted the USDA.

                  2.    LAWSUIT:  On  Monday,  April 7,  1997,  Epitope  filed a
                        lawsuit in federal court seeking to rescind the acquisition of A&W. We believe we were seriously defrauded by the sellers in spite of our careful due diligence before consummating the acquisition. The lawsuit seeks full restitution from the former owners of A&W.

                        It is important to note that our pre-acquisition due diligence was comprehensive and rigorous. We were assisted in the acquisition by recognized professional experts including Price Waterhouse LLP, Vector Securities International, Inc., and various prominent law firms. At the time of our acquisition, A&W enjoyed an excellent reputation in the fresh produce business. For example, the Red Book Credit Services, which provides information for the produce industry, evaluated A&W and awarded them their Business Character Award for establishing and maintaining a reputation of high ethical trading practices, business competence and financial stability.

                  3. LIABILITIES: Epitope, Inc. and Agritope, Inc. were not involved in events leading to the recall or the false certification. A&W, even as a subsidiary of Epitope, is a separate legal entity that should be alone responsible for its actions. We believe that the exposure of Epitope and Agritope is limited by the fact that we acquired A&W after


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                        these activities  occurred and had no prior knowledge of
                        the false certification.

                        Epitope has been named in lawsuits filed on behalf of persons claiming damages relating to the Hepatitis A outbreak and A&W's distribution of strawberries that have been recalled. Some of the claims may be covered by insurance. Epitope and A&W have tendered defense to their respective insurers.

                  4. DISPOSITION OF A&W: Our board of directors has concluded that A&W can no longer serve the purposes for which we acquired it, to serve as part of a vertically integrated organization producing superior, genetically engineered produce. As a result of this conclusion, we are conducting active negotiations with the former A&W shareholders to rescind our acquisition. If the current negotiations produce an acceptable agreement, we will dismiss our lawsuit.

Q8: WHAT EFFECT WILL THIS MATTER HAVE ON THE SCHEDULED APRIL 29, 1997 ANNUAL MEETING OF EPITOPE SHAREHOLDERS AND ON THE TARGETED STOCK PROPOSAL (I.E., CREATION OF EPITOPE MEDICAL PRODUCTS STOCK AND AGRITOPE STOCK AS SEPARATE SECURITIES)?

            A: In light of the recent developments concerning A&W, we will adjourn the annual meeting to a future date to allow revision of the prospectus/proxy statement. We will communicate with you as soon as a new date has been selected and arrangements are in place.

            We are also reevaluating the targeted stock proposal.

Q9: WHAT EFFECT WILL THIS MATTER HAVE ON THE FUTURE OF AGRITOPE?

            A: We believe Agritope has a bright future. Our fundamental technology and strategy remain sound. Our Beaverton-based R&D unit continues to develop genetically-engineered fruits and vegetables. In addition, we recently acquired access to five new genes of potentially significant economic importance from the Salk Institute, a world-renowned research center.

            Vinifera, Agritope's grape plant subsidiary, is also expanding facilities and grapevine production to meet market demand for our plants. In an important expression of confidence from investors, two minority shareholders of Vinifera have agreed to purchase additional shares of Vinifera common stock for a total of $1,000,000, which will be used to fund the expansion. The transaction is expected to close in the next few days.



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            We are moving ahead with a number of business  initiatives  in these and other agricultural business areas and look forward to discussing them with you at our annual meeting.

Q10: WHAT EFFECT WILL THIS MATTER HAVE ON EPITOPE MEDICAL PRODUCTS?

            A: The A&W events described in this letter have had minimal effect on Epitope Medical Products. EpiScreen(TM) sales to the insurance industry are brisk and improving, and SmithKline Beecham has increased its orders for OraSure(R) . We are continuing with important product development work, including our rapid OraQuick test and a second generation of OraSure. After our long effort to develop and commercialize this important oral fluid diagnostic technology, product sales and interest in the technology are increasing. Again, we will update you at the annual meeting.

In summary, our first concern is to do everything we can to cooperate with the FDA and others in protecting the public's well-being. We will continue to keep you apprised of developments relating to A&W.

Our future is bright. We are being tested, but we are doing what is right. We are grateful for your patience and welcome your questions at any time.

                                      * * *

Statements in these materials about future events or performance are forward-looking statements. Actual results could be quite different. Important factors that could affect results include damage to business reputation resulting from the Hepatitis A outbreak; loss or impairment of sources of capital; unexpected liabilities; development of competing products; market acceptance of oral testing and genetically engineered produce; development of other methods for controlling fruit and vegetable ripening; crop failure; changes in federal or state law or regulations; and loss of key personnel. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are much less reliable than historical information.